EXHIBIT 2.0

                             JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this Amendment No. 2 to Schedule 13D with respect to the Common Stock, par value $1.00 per share, of Texfi Industries, Inc. and that this agreement shall be included as an exhibit to such joint filing.

      IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 7th day of April 1995.

                                    CHADBOURNE INVESTMENT CORP.


                                    By: William L. Remley, President


                                    HALTON HOUSE LTD.


                                    By: William L. Remley, President


                                    THE HALTON DECLARATION OF TRUST


                                    By: Gary R. Siegel, as Protector of
                                          The Halton Declaration of Trust


                                    Gary R. Siegel



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